UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005 (May 12, 2005)

GARDNER DENVER, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1800 Gardner Expressway Quincy, Illinois 62301
(Address of Principal Executive Office and Zip Code)

(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

New Credit Facilities

        In connection with the Thomas Industries acquisition, Gardner Denver, Inc. (the “Company”) is entering into an amended and restated credit agreement with a syndicate of lenders arranged by J.P. Morgan Securities, Inc. and Bear, Stearns & Co. Inc. Upon satisfaction of conditions to funding, including completion of the Thomas Industries acquisition and other customary closing conditions, the amended and restated credit agreement will supersede the Company’s existing credit agreement. The amended and restated credit agreement and the commitments thereunder will terminate in the event the conditions to funding set forth therein are not satisfied on or before December 15, 2005.

        The amended and restated credit facilities consists of (i) a $225.0 million revolving credit facility maturing September 1, 2009, including $100.0 million available for borrowings by, and letters of credit issued for, up to two non-U.S. foreign subsidiaries, $40.0 million available for letters of credit issued for the Company, $150.0 million available in Canadian dollars, euros or Pounds Sterling and $20.0 million available for swingline loans, and (ii) a $380.0 million term facility maturing five years from the borrowing date. In addition, the amended and restated credit agreement provides for a possible increase in the revolving credit facility of up to $100 million subject to the consent of participating lenders.

        All borrowings and letters of credit under the amended and restated credit facilities will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

        Funds borrowed pursuant to the term loan will be used to finance the Thomas Industries acquisition and to retire the outstanding balance of approximately $146 million under the Company’s existing senior secured term loan. The remaining amounts available under the amended and restated credit agreement may be used for working capital and for general corporate purposes.

        The interest rates per annum applicable to loans under the amended and restated credit facilities will be, at the Company’s option, either a base rate plus an applicable margin percentage or a Eurocurrency rate plus an applicable margin.

        The base rate will be the greater of (i) the prime rate or (ii) one-half of 1% over the weighted average of rates on overnight federal funds as published by the Federal Reserve Bank of New York. The Eurocurrency rate will be LIBOR. The Company expects that the applicable margin percentage over LIBOR will initially be no lower than a percentage per annum equal to 1.75% with respect to the term loan and 1.625% with respect to revolving loans. After the Company’s delivery of its financial statements and compliance certificate for each fiscal quarter, the applicable margin percentages will be subject to adjustments based upon the ratio of the Company’s consolidated total debt to consolidated adjusted EBITDA (as defined in the amended and restated credit facility) being within certain defined ranges.

        The amended and restated credit facilities will be guaranteed by the Company’s existing and future domestic subsidiaries. The amended and restated credit facilities will be secured by a pledge of the capital stock of each of the Company’s existing and future material domestic subsidiaries as well as 65% of the capital stock of each of the Company’s existing and future first-tier material foreign subsidiaries.

        The amended and restated credit facilities include customary covenants that are substantially similar to those contained in the Company’s existing credit facilities. Subject to certain exceptions, these covenants will restrict or limit the ability of the Company and its subsidiaries to, among other things: incur liens; engage in mergers, consolidations and sales of assets; incur additional indebtedness; pay dividends and redeem stock; make investments (including loans and advances); enter into transactions with affiliates, make capital expenditures and incur rental obligations. In addition, the amended and restated credit facilities will require the Company to maintain compliance with certain financial ratios on a quarterly basis. These include: a maximum total leverage ratio test, a minimum interest coverage ratio test and a minimum consolidated net worth test. These financial covenants will become more restrictive over time.

        The amended and restated credit facilities contain customary events of default, including upon a change of control. If an event of default occurs, the lenders under the Company’s amended and restated credit facilities will be entitled to take various actions, including the acceleration of amounts due under the amended and restated credit facilities.

Relationship to Lenders

        With respect to the lenders under the new credit agreement and the existing credit agreement, we have or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services.

*     *     *     *     *

        The foregoing description of the new credit agreement and the existing credit agreement is only a summary of certain terms and conditions of these agreements and is qualified in its entirety by reference to the agreements themselves, which have been filed as Exhibits 10.1 and 10.2 hereto and which are incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

        On May 12, 2005, Gardner Denver, Inc. (the “Company”) issued a press release announcing that it had closed on the sale of an additional 658,000 shares of its common stock pursuant to the over-allotment option. A copy of this press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.

        On May 13, 2005, the Company issued a press release announcing that it had established a new $605 million syndicated credit facility. A copy of this press release is furnished with this report as Exhibit 99.2 and incorporated by reference herein.

        The information in this Item 7.01 and the exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number	Description of Exhibit

10.1	Third Amended and Restated Credit Agreement dated as of May 13, 2005 among Gardner Denver, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as a Lender, an LC Issuer, the Swing Line Lender and as agent for itself and the other Lenders, Wachovia Bank, National Association, as a Lender and as Syndication Agent for the Revolving Loan Facility, Harris Trust and Savings Bank, National City Bank of the Midwest and KeyBank National Association, as Lenders and as Co-Documentation Agents for the Revolving Credit Facility, and Bear Stearns Corporate Lending Inc., as a Lender and as Syndication Agent for the Term Loan Facility.

99.1	Gardner Denver, Inc. Press Release dated May 12, 2005 announcing the closing of the Company's sale of an additional 658,000 shares of common stock.

99.2	Gardner Denver, Inc. Press Release dated May 13, 2005 announcing the establishment of new $605 million syndicated credit facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: May 16, 2005	By:	/s/ Helen W. Cornell
Helen W. Cornell Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amended and Restated Credit Agreement dated as of May 13, 2005 among Gardner Denver, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as a Lender, an LC Issuer, the Swing Line Lender and as agent for itself and the other Lenders, Wachovia Bank, National Association, as a Lender and as Syndication Agent for the Revolving Loan Facility, Harris Trust and Savings Bank, National City Bank of the Midwest and KeyBank National Association, as Lenders and as Co-Documentation Agents for the Revolving Credit Facility, and Bear Stearns Corporate Lending Inc., as a Lender and as Syndication Agent for the Term Loan Facility.

99.1	Gardner Denver, Inc. Press Release dated May 12, 2005 announcing the closing of the Company's sale of an additional 658,000 shares of common stock.

99.2	Gardner Denver, Inc. Press Release dated May 13, 2005 announcing the establishment of new $605 million syndicated credit facilities.